                                                                Exhibit (a)(25)

                        SANFORD C. BERNSTEIN FUND, INC.

                            ARTICLES SUPPLEMENTARY

   SANFORD C. BERNSTEIN FUND, INC. (the "Corporation"), a Maryland corporation with its principal office in the State of Maryland in Baltimore, Maryland, does hereby certify to the State Department of Assessments and Taxation that:

1. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

2. The number of authorized shares of common stock of the Corporation (the "Common Stock") is currently 9,000,000,000 shares, with a par value of $.001 per share and an aggregate par value of $9,000,000. The number of authorized shares of Common Stock is increased hereby by 3,600,000,000 shares to 12,600,000,000 shares, with a par value of $.001 per share and an aggregate par value of $12,600,000.

3. The additional 3,600,000,000 shares of Common Stock authorized in these Articles Supplementary are hereby classified as six new Portfolios (as such term is used in the charter of the Corporation), each initially consisting of two classes of shares, as follows:

                                                                  Number of
    Name of Portfolio/Class                                        Shares
    -----------------------                                      -----------
    Overlay A/
       Overlay A Advisor Class.................................. 300,000,000
       Overlay A Institutional Class............................ 300,000,000
    Tax-Aware Overlay A/
       Tax-Aware Overlay A Advisor Class........................ 300,000,000
       Tax-Aware Overlay A Institutional Class.................. 300,000,000
    Overlay B/
       Overlay B Advisor Class.................................. 300,000,000
       Overlay B Institutional Class............................ 300,000,000
    Tax-Aware Overlay B/
       Tax-Aware Overlay B Advisor Class........................ 300,000,000
       Tax-Aware Overlay B Institutional Class.................. 300,000,000
    Tax-Aware Overlay C/
       Tax-Aware Overlay C Advisor Class........................ 300,000,000
       Tax-Aware Overlay C Institutional Class.................. 300,000,000
    Tax-Aware Overlay N/
       Tax-Aware Overlay N Advisor Class........................ 300,000,000
       Tax-Aware Overlay N Institutional Class.................. 300,000,000

4. The shares classified as set forth in paragraph 3 above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other

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    distributions, qualifications, and terms and conditions of redemption of shares of a class of a Portfolio as set forth in the charter, and shall be subject to all provisions of the charter relating to shares of Common Stock generally and to the following:

     (a) The Board of Directors may, without any action by the stockholders, cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any Portfolio or class of a Portfolio from a holder (1) upon such conditions with respect to the maintenance of stockholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion or (2) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization or liquidation of one or more Portfolios or classes. Payment for shares of Common Stock redeemed at the option of the Corporation may be made wholly or partly in cash or portfolio securities of the Corporation and, in the case of a reorganization, shares of another Portfolio or class of Common Stock of the Corporation or equity interests in another legal entity.

     (b) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act and applicable rules and regulations of the Financial Industry Regulatory Authority, or any successor organization, and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular Portfolio or class of a Portfolio or certain shares of a particular class of any Portfolio may be automatically converted into shares of another class of Common Stock of such Portfolio based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

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5.  (a) The number of authorized shares of Common Stock of all classes of the
        Corporation immediately prior to these Articles Supplementary becoming effective is 9,000,000,000 shares, classified as follows:

                                                                  Number of
    Name of Portfolio/Class                                        Shares
    -----------------------                                      -----------
    U.S. Government Short Duration.............................. 200,000,000
    Short Duration Plus/
       AllianceBernstein Short Duration Class A................. 200,000,000
       AllianceBernstein Short Duration Class B................. 200,000,000
       AllianceBernstein Short Duration Class C................. 200,000,000
       AllianceBernstein Short Duration Class R................. 200,000,000
       Short Duration Plus...................................... 200,000,000
    Diversified Municipal/
       AllianceBernstein Intermediate Diversified
       Municipal Class A........................................ 400,000,000
       AllianceBernstein Intermediate Diversified
       Municipal Class B........................................ 400,000,000
       AllianceBernstein Intermediate Diversified
       Municipal Class C........................................ 400,000,000
       Diversified Municipal Class.............................. 800,000,000
    Intermediate Duration....................................... 600,000,000
    New York Municipal/
       AllianceBernstein Intermediate
       New York Municipal Class A............................... 200,000,000
       AllianceBernstein Intermediate
       New York Municipal Class B............................... 200,000,000
       AllianceBernstein Intermediate
       New York Municipal Class C............................... 200,000,000
       New York Municipal Class................................. 400,000,000
    California Municipal/
       AllianceBernstein Intermediate
       California Municipal Class A............................. 200,000,000
       AllianceBernstein Intermediate
       California Municipal Class B............................. 200,000,000
       AllianceBernstein Intermediate
       California Municipal Class C............................. 200,000,000
       California Municipal Class............................... 200,000,000
    Short Duration California Municipal......................... 100,000,000
    Short Duration Diversified Municipal........................ 100,000,000
    Short Duration New York Municipal........................... 100,000,000

   Tax-Managed International/
      AllianceBernstein Tax-Managed
      International Class A....................................   200,000,000
      AllianceBernstein Tax-Managed
      International Class B....................................   200,000,000
      AllianceBernstein Tax-Managed
      International Class C....................................   200,000,000
      Tax Managed International Class..........................   600,000,000
   Emerging Markets............................................   200,000,000
   International/
      AllianceBernstein International
      Class A..................................................   200,000,000
      AllianceBernstein International
      Class B..................................................   200,000,000
      AllianceBernstein International
      Class C..................................................   200,000,000
      AllianceBernstein International
      Class R..................................................   200,000,000
      International Class......................................   600,000,000
   Unclassified................................................   300,000,000
                                                                -------------
   Total....................................................... 9,000,000,000

     (b) Upon these Articles Supplementary becoming effective, the number of authorized shares of Common Stock of all classes of the Corporation will be 12,600,000,000 shares, classified as follows:

                                                                  Number of
    Name of Portfolio/Class                                        Shares
    -----------------------                                      -----------
    U.S. Government Short Duration.............................. 200,000,000
    Short Duration Plus/
       AllianceBernstein Short Duration Class A................. 200,000,000
       AllianceBernstein Short Duration Class B................. 200,000,000
       AllianceBernstein Short Duration Class C................. 200,000,000
       AllianceBernstein Short Duration Class R................. 200,000,000
       Short Duration Plus...................................... 200,000,000
    Diversified Municipal/
       AllianceBernstein Intermediate Diversified
       Municipal Class A........................................ 400,000,000
       AllianceBernstein Intermediate Diversified
       Municipal Class B........................................ 400,000,000
       AllianceBernstein Intermediate Diversified
       Municipal Class C........................................ 400,000,000
       Diversified Municipal Class.............................. 800,000,000
    Intermediate Duration....................................... 600,000,000

    New York Municipal/
       AllianceBernstein Intermediate
       New York Municipal Class A............................... 200,000,000
       AllianceBernstein Intermediate
       New York Municipal Class B............................... 200,000,000
       AllianceBernstein Intermediate
       New York Municipal Class C............................... 200,000,000
       New York Municipal Class................................. 400,000,000
    California Municipal/
       AllianceBernstein Intermediate
       California Municipal Class A............................. 200,000,000
       AllianceBernstein Intermediate
       California Municipal Class B............................. 200,000,000
       AllianceBernstein Intermediate
       California Municipal Class C............................. 200,000,000
       California Municipal Class............................... 200,000,000
    Short Duration California Municipal......................... 100,000,000
    Short Duration Diversified Municipal........................ 100,000,000
    Short Duration New York Municipal........................... 100,000,000
    Tax-Managed International/
       AllianceBernstein Tax-Managed
       International Class A.................................... 200,000,000
       AllianceBernstein Tax-Managed
       International Class B.................................... 200,000,000
       AllianceBernstein Tax-Managed
       International Class C.................................... 200,000,000
       Tax Managed International Class.......................... 600,000,000
    Emerging Markets............................................ 200,000,000
    International/
       AllianceBernstein International
       Class A.................................................. 200,000,000
       AllianceBernstein International
       Class B.................................................. 200,000,000
       AllianceBernstein International
       Class C.................................................. 200,000,000
       AllianceBernstein International
       Class R.................................................. 200,000,000
       International Class...................................... 600,000,000
    Overlay A/
       Overlay A Advisor Class.................................. 300,000,000
       Overlay A Institutional Class............................ 300,000,000
    Tax-Aware Overlay A/
       Tax-Aware Overlay A Advisor Class........................ 300,000,000

     Tax-Aware Overlay A Institutional Class..................    300,000,000
  Overlay B/
     Overlay B Advisor Class..................................    300,000,000
     Overlay B Institutional Class............................    300,000,000
  Tax-Aware Overlay B/
     Tax-Aware Overlay B Advisor Class........................    300,000,000
     Tax-Aware Overlay B Institutional Class..................    300,000,000
  Tax-Aware Overlay C/
     Tax-Aware Overlay C Advisor Class........................    300,000,000
     Tax-Aware Overlay C Institutional Class..................    300,000,000
  Tax-Aware Overlay N/
     Tax-Aware Overlay N Advisor Class........................    300,000,000
     Tax-Aware Overlay N Institutional Class..................    300,000,000
  Unclassified................................................    300,000,000
                                                               --------------
  Total....................................................... 12,600,000,000

6. The Board of Directors of the Corporation increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law. The Board of Directors of the Corporation classified unissued shares of Common Stock as provided in these Articles Supplementary under authority contained in the charter.

The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

   IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Assistant Secretary as of this 24th day of November 2009.

                                     SANFORD C. BERNSTEIN FUND, INC.

                                     By:  /s/ Marilyn G. Fedak           (SEAL)
                                          -------------------------------
                                          Marilyn G. Fedak
                                          President

Attest:

/s/ Stephen J. Laffey
-----------------------------------
Stephen J. Laffey
Assistant Secretary

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